Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the registration statements of BIO-key International, Inc. on Form S-8 (file nos. 333-137414 and 333-212066) and Form S-3 (file nos. 333-225934 and 333-227108) of our report dated April 1, 2019 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2018

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

April 1, 2019